                                                                   Exhibit 10.3


              SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


         This SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into as of November 7, 1996, by and between International Logistics Limited, a Delaware corporation (the "COMPANY"), and each of the Investors listed on EXHIBIT A hereto (singularly an "INVESTOR" and collectively, the "INVESTORS").


         In consideration of the agreements and mutual covenants set forth herein, the parties hereby agree as follows:

         SECTION 1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings, and capitalized terms not otherwise defined herein have the meanings assigned to them in that certain Stockholders Agreement dated as of even date herewith, among the Company and the Investors, as the same may be modified or amended from time to time:

         "AFFILIATE" of a Holder means any Person which directly or indirectly controls, is controlled by, or is under common control with such Holder. "Control," "controlled by" and "under common control with" means direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); PROVIDED that control shall be conclusively presumed when any Person or entity or affiliated group directly or indirectly owns ten percent (10%) or more of the securities having ordinary voting power for the election of a majority of the directors of a corporation.

         "AGREEMENT" shall have the meaning assigned to such term in the introductory paragraph hereof.

         "CLOSING DATE" means November 7, 1996.

         "COMMISSION" means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act and the Exchange Act.

         "COMMON STOCK" means the common stock, $.001 par value per share, of the Company.

         "COMPANY" shall have the meaning assigned to such term in the introductory paragraph hereof.

         "CONTROLLING PERSON" shall have the meaning assigned to such term in
SECTION 9.



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         "CUTBACK" shall have the meaning assigned to such term in SECTION
3(C)(II).

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         "FAMILY MEMBER" means any Holder's spouse, siblings, children, children's spouses, grandchildren or their spouses or any trusts for the benefit of any of the foregoing.

         "HOLDER" means any Investor who holds any shares of Common Stock entitled to registration rights hereunder.

         "ING"  means Internationale Nederlanden (U.S.) Capital Corporation.

         "ING HOLDERS" shall mean the Holders of the ING Shares.

         "ING SHARES" means all the Common Stock now and hereafter held by ING.

         "INDEMNIFIED PARTY" shall have the meaning assigned to such term in
SECTION 9.

         "INDEMNIFYING PARTY" shall have the meaning assigned to such term in
SECTION 9.

         "INITIAL PUBLIC OFFERING" means the first underwritten public offering of Common Stock by the Company pursuant to a registration of shares under the Securities Act on a Form S-1 Registration Statement (or equivalent or successor form).

         "LOSSES" means all losses, claims, damages or liabilities (other than consequential damages or incidental lost profits) and reasonable costs and expenses related thereto.

         "MYERS" shall mean William E. Myers, Jr. and any Myers Affiliate.

         "MYERS AFFILIATE" shall mean any (i) bona fide officer, director, shareholder or employee of W.E. Myers & Company reasonably acceptable to the Company, (ii) Family Member of any of the foregoing individuals and (iii) partnership, corporation, trust or other entity controlled by William E. Myers, Jr.

         "MYERS SHARES" means all the Common Stock now and hereafter held by Myers; PROVIDED, HOWEVER, that all Warrants convertible or exercisable into shares of Common Stock pursuant to the Warrants held by Myers shall constitute "WES&S Shares" so long as Myers exercises such warrants prior to the date when the Commission declares effective any registration statement pursuant to a Public Offering under which such shares are registered.

         "OCM" means OCM Principal Opportunities Fund, L.P., a Delaware limited partnership.

         "OCM SHARES" means all the Common Stock now and hereafter held by OCM and any OCM Affiliate.

         "OCM HOLDERS" shall mean the Holders of the (a) OCM Shares and (b) TCW Shares. Upon the occurrence of any Cutback (as defined in Section 3(c)(ii) below) hereunder with respect to the OCM Shares, such Cutback shall be allocated to the TCW Shares in the same percentage Cutback as applied to the OCM Shares pursuant to the applicable offering.

         "OCM AFFILIATE" means any investor in or any employee of OCM, TCW Asset Management Company, a California corporation ("TAMCO"), Trust Company of the West, a California trust company ("TRUSTCO") or Oaktree Capital Management, LLC ("OAKTREE"), a California limited liability company, or in any company, joint venture, limited liability company, association or partnership of which the OCM, TAMCO, Trustco or Oaktree, is a shareholder, manager or general partner, as the case may be.

         "PARIBAS" means Banque Paribas.

         "PARIBAS HOLDERS" shall mean the Holders of the Paribas Shares.

         "PARIBAS SHARES" means all the Common Stock now and hereafter held by Paribas.

         "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

         "PIGGYBACK RIGHT" shall have the meaning assigned to such term in
SECTION 3(H).

         "PUBLIC OFFERING" means any offering of Common Stock to the public, including the Initial Public Offering, either on behalf of the Company or any of its stockholders, pursuant to an effective registration statement.

         "REGISTRATION EXPENSES" shall have the meaning assigned to such term in SECTION 7(A).

         "SECURITIES" shall mean the shares of Common Stock and any securities convertible or exercisable into shares of Common Stock, and whenever an amount of Securities is calculated or used in any provision of this Agreement, convertible or exercisable securities shall be counted as the number of shares of Common Stock issuable upon such conversion or exercise.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         "SELL-DOWN EVENT" means an event, subject to SECTIONS 2, 3 AND 4 of the Stockholders Agreement, whereby WES&S sells or Transfers Securities (or an economic "capital interest" therein, whether directly or indirectly) to any Person; PROVIDED, HOWEVER, that the following Transfers shall not constitute a Sell-Down Event: (i) any Transfer made to a WES&S Affiliate or (ii) any Transfer made to any Person if (A) WES&S retains voting control of the Securities transferred to such Person and (B) the cumulative number of Securities so transferred (or the economic capital interest therein) by WES&S shall not exceed the Threshold Amount.

         "SIMON ENTITY" means Logistical Simon, L.L.C., a Delaware limited liability company, WESINVEST, Inc., a Delaware corporation or William E. Simon & Sons, L.L.C., a Delaware limited liability company.

         "STOCKHOLDERS AGREEMENT" means the Second Amended and Restated Stockholders Agreement dated as of November 7, 1996 by and among the Company and each of the other Holders listed on EXHIBIT A thereto, as the same may be amended from time to time.

         "THRESHOLD AMOUNT" means thirty percent (30%) of the shares held by WES&S as of the Closing Date (excluding for the purpose of this calculation any shares owned by WES&S to the extent received upon the exercise of its Warrants or otherwise acquired from parties other than the Company).

         "TCW" means TCW Special Credits Fund V - The Principal Fund, a California limited partnership.

         "TCW SHARES" means all the Common Stock now and hereafter held by TCW and any TCW Affiliate.

         "TCW AFFILIATE" means any investor in or any employee of TCW, TCW Asset Management Company, a California corporation ("TAMCO"), Trust Company of the West, a California trust company ("TRUSTCO") or Oaktree Capital Management, LLC ("OAKTREE"), a California limited liability company, or in any company, joint venture, limited liability company, association or partnership of which TCW, TAMCO, Trustco or Oaktree, is a shareholder, manager or general partner, as the case may be.

         "WARRANT(S)" has the meaning assigned to such term in the Stockholders Agreement.

         "WARRANTHOLDER"  means any Investor who holds any Warrants.

         "WES&S" means Logistical Simon, L.L.C., a Delaware limited liability company.

         "WES&S SHARES" means the shares of Common Stock now and hereafter held by WES&S and any WES&S Affiliate; PROVIDED, HOWEVER, that all Warrants convertible or exercisable into shares of Common Stock pursuant to the Warrants held by WES&S or any WES&S Affiliate shall constitute "WES&S Shares" so long as WES&S or a WES&S Affiliate exercises such warrants prior to the date that the Commission declares effective any registration statement pursuant to a Public Offering under which such shares are registered.

         "WES&S HOLDERS" shall mean the Holders of the (a) WES&S Shares and (b) and the Myers Shares. Upon the occurrence of any Cutback (as defined in Section 3(c)(ii) below) hereunder with respect to the WES&S Shares, such Cutback shall be allocated to the Myers Shares in the same percentage Cutback as applied to the WES&S Shares pursuant to the applicable offering.

         "WES&S AFFILIATE" means any Simon Entity or any partnership, limited liability company or corporation that directly or indirectly, through one or more intermediaries, has control of, is controlled by or is under common control with (i) any Simon Entity or (ii) any shareholder, partner or member of a Simon Entity or any such shareholder's, partner's or member's spouse, siblings, children, children's spouses, grandchildren or their spouses or any trusts for the benefit of any of the foregoing.


         SECTION 2. ACKNOWLEDGEMENT OF RIGHTS. The Company will, upon request of a Holder, acknowledge in writing the Company's obligation in respect of the rights to which a Holder shall be entitled under this Agreement, PROVIDED that the failure of a Holder to make any such request shall not affect the continuing obligation of the Company to the Holder in respect of such rights.


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         SECTION 3.  DEMAND REGISTRATION.

         (a) Subject to the limitations contained in SECTION 5 and SECTION 6, at any time on or after November 2, 1999, the OCM Holders representing a majority of the Common Stock so held or the WES&S Holders representing a majority of the Securities so held may give written notice to the Company requesting the registration of such number of shares of Common Stock as shall be requested by such requesting Holder (the "DEMAND NOTICE"), and thereupon, the Company shall, as expeditiously as possible, prepare and file a registration statement under the Securities Act covering the shares specified in such Demand Notice, and shall use its best efforts to cause such registration statement to become effective, all in accordance with the provisions of this Agreement; PROVIDED that the Company shall be obligated to effect registration pursuant to this SECTION 3(A) no more than two times for each of the OCM Holders and the WES&S Holders.

         (b)  Whenever the Company shall have received a demand pursuant to
SECTION 3(A) above to effect the registration of any shares, the Company shall promptly give written notice to: (i) in the event such requesting Holder holds a majority of the Securities held by all OCM Holders, any other OCM Holder and to the WES&S Holders, (ii) in the event such requesting Holder holds a majority of the Securities held by all WES&S Holders, any other WES&S Holder and the OCM Holders; (iii) the Paribas Holders; and (iv) the ING Holders, and allow each such Holder the opportunity to participate in such registration. Each such Holder may, within ten (10) days after receipt of such notice, request in writing that all of such Holder's shares, or any portion thereof designated by such Holder, be included in the offering.

         (c) The Company shall proceed as expeditiously as possible after receipt of a demand pursuant to SECTION 3(A) above to file a registration statement and use its best efforts to effect, within ninety (90) days of the date of the Demand Notice, the registration of an offering under the Securities Act, such registration statement to be declared effective by the Commission not later than one hundred and eighty (180) days from the date of such Demand Notice under this SECTION 3. Such offering shall include:

              (i)  the shares specified in the Demand Notice given pursuant to
SECTION 3(A) above; and

              (ii) all shares that other Holders have requested be included in the offering pursuant to SECTION 3(B) above;

all to the extent required to permit the OCM Holders, the WES&S Holders, the Paribas Holders and the ING Holders, as the case may be, to dispose of such shares in compliance with applicable law;


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

PROVIDED HOWEVER, that if the managing underwriter of such offering shall have determined that the inclusion of any shares pursuant to SECTION 3(B) above shall adversely affect the price, terms or number of securities to be underwritten and sold on behalf of the Holders initiating such demand registration pursuant to
SECTION 3(A) above, then all Holders still desiring to participate in such registration shall be subject to a reduction in the number of shares included in such demand registration on a pro-rata basis (a "CUTBACK"). Holders of shares (other than the Paribas Holders and the ING Holders) which either (i) elect to withdraw from such registration because of the Cutback or (ii) participate in the registration but have shares which are Cutback, shall in any case retain their demand registration rights with respect to the shares which are so withdrawn or Cutback. No other outstanding securities of the Company shall be included in such demand registration. Notwithstanding the foregoing, if the OCM Holders experience any Cutback due to the inclusion of the Myers Shares in such demand registration, then additional WES&S Shares shall be Cutback so that there is no incremental Cutback experienced by the OCM Holders by virtue of inclusion of the Myers Shares in such demand registration.

         (d) A registration statement filed pursuant to this SECTION 3 shall remain effective until the first to occur of (i) the sale of all of the shares registered under such registration statement or (ii) the date two years following the date such registration statement was declared effective by the Commission, excluding any periods during which the Commission shall have issued any stop order with respect to such registration statement. If the registration statement is part of a shelf offering, the Company shall be obligated to keep such registration statement effective for a period of not less than two years.

         (e) The Holders electing to participate in such offering shall have the right to select the managing underwriter to be engaged in connection with any such registration subject to the approval of the Company (which approval shall not be unreasonably withheld). Any such underwriter shall be a member firm of the New York Stock Exchange with a net capital of at least One-Hundred Million Dollars ($100,000,000).

         (f) If, at any time prior to the effectiveness of the registration statement referred to in this SECTION 3, the Holders initiating the Demand Notice in SECTION 3(A) above elect to withdraw such registration statement prior to its date of effectiveness, the Company shall promptly withdraw such registration statement prior to its effectiveness and such withdrawing Holders shall forfeit the foregoing demand registration rights referred to in SECTIONS 3(A) AND (B) above.


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

Notwithstanding the foregoing, the demand registration rights referred to in SECTIONS 3(A) OR (B) above shall survive a pre-effectiveness election to withdraw as set forth in this SECTION 3(F), if either (i) such withdrawing Holders reimburse the Company for all of its Registration Expenses in connection with the preparation of such withdrawn registration statement or (B) the non-demanding Holders elect to replace the withdrawing Holders (in which event such non-demanding Holders shall have been deemed to have exercised their demand registration right).

         (g) To the extent any OCM Holders or WES&S Holders elect not to participate in the demand registration requested by the majority of the OCM Holders or WES&S Holders (a "NON-MAJORITY HOLDER"), such Non-Majority Holders shall have the right to participate in the demand registration requested by the other category of shares, subject to the foregoing provisions on Cutbacks.

         (h) In addition to the restrictions on the Company set forth pursuant to SECTION 8 hereof, the Company will not grant to any Person at any time on or after the date hereof the right (a "PIGGYBACK RIGHT") to request the Company to register any securities of the Company under the Securities Act by reason of the exercise by any Holder of its rights under this SECTION 3 unless such Piggyback Right provides that such securities shall not be registered and sold at the same time if the managing underwriter for the respective Holders reasonably believes that the sale of such securities would adversely affect the amount of, or price at which, the respective shares being registered under this SECTION 3 can be sold.

         (i) The Company agrees not to effect any public or private sale or distribution of its equity securities, including a sale pursuant to Regulation D under the Securities Act, during the ten (10) day period prior to, and during the one-hundred and twenty day (120) period beginning on, the closing date of an underwritten offering made pursuant to a registration statement pursuant to this
SECTION 3.

         (j) To the extent that any Holders electing a demand registration determine as of the contemplated offering date not to sell their shares pursuant to an underwritten offering and such Holders do not reimburse the Company for Registration Expenses in the event that no Registration Statement is declared effective, such Holders are nonetheless entitled to have their shares registered pursuant to a "shelf registration" for the time period set forth in SECTION 3(D) above.

         (k) The Company recognizes that money damages may be inadequate to compensate the Holders for a breach by the Company of its obligations under this Section, and the Company agrees that in the event of such a breach the Holder may apply for an injunction of specific performance or the granting of such other equitable remedies as may be awarded by a court of competent jurisdiction in order to afford the Holder the benefits of this SECTION 3 and that the Company shall not object to such application, entry of such injunction or granting of such other equitable remedies on the grounds that money damages will be sufficient to compensate the Holder.


         SECTION 4. PIGGYBACK REGISTRATION. (a) Except for a demand registration as set forth in Section 3 and subject to SECTIONS 5 AND 6, if at any time the Company proposes to register any offering of shares of its capital stock under the Securities Act, and if such registration is to be on a form of the Commission that may include, or is at any time amended or changed to such a form that may include the shares of the Company's capital stock (other than (i) a registration on Form S-4 or S-8 or any successor form to such Forms, (ii) in connection with merger, acquisitions, exchange offers or comparable transactions, or (iii) any registration of securities as it relates to an offering and sale to management of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), the Company will at any such time give written notice (a "PIGGYBACK NOTICE") to all Holders of Common Stock and any Warrantholders of its intention so to do at least thirty (30) days prior to the filing of said registration statement.

         (b) If the managing underwriter, participating in the sale and distribution of the Company's securities covered by said registration statement agrees that a certain number of shares of Common Stock (the "PERMISSIBLE SECONDARY SHARES") may be included in the offering covered by the registration statement, the Company's Piggyback Notice shall afford the Holders of Common Stock and any Warrantholder an opportunity to elect to include in such registration the Permissible Secondary Shares owned by them. Each Holder of Common Stock and any Warrantholder shall have twenty (20) days after receipt of the Company's Piggyback Notice to notify the Company in writing of the number of shares of Common Stock (the "ELECTED SHARES") which such Holder of Common Stock and any Warrantholder elects to include in the offering and such Elected Shares shall be included in the offering. If the aggregate number of Elected Shares that the Holders thereof desire to include in such filing exceeds the number of Permissible Secondary Shares, then each Holder of Common Stock and any Warrantholder electing to participate in such Piggyback Registration shall be subject to a reduction in the number of shares included in such registration on a pro-rata basis. Such managing underwriter may increase or decrease the number of Permissible Secondary Shares at any time until all shares included in such registration shall have been sold by such underwriters. For purposes of this Section 4(b) only, all shares of Common Stock underlying any Warrant shall constitute "Elected Shares" for such Warrantholder so long as such Warrantholder exercises such Warrant prior to the date when the Commission declares effective any registration statement pursuant to a Public Offering under which such shares are registered.


         SECTION 5. OPINION OF COUNSEL. The Company shall have no obligation under SECTIONS 3 AND 4 hereof to register any shares if the Company shall deliver to the requesting Holders an opinion of counsel in form and substance reasonably satisfactory to such Holders and their counsel to the effect that the proposed sale or disposition of all of the shares for which registration was requested does not require registration under the Securities Act for a sale or disposition in a single public transaction and the resale of such shares to any purchaser does not require registration under the Securities Act. The Company hereby agrees to indemnify the Holders against, and to hold them harmless from, all Losses arising from violations of law, that they may incur under the Securities Act or otherwise by reason of them proceeding in accordance with such opinion of counsel, other than (i) any such Losses that arise in connection with any willful misconduct on the part of such Holders or (ii) matters for which the Holders are obligated to indemnify the Company for under SECTION 9 hereof.


         SECTION 6. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the shares of Common Stock under the Securities Act, the Company will (except as otherwise provided in this Agreement), as expeditiously as possible:

         (a) cooperate with any underwriters for, and the sellers of, such shares, and will enter into a usual and customary underwriting and confidentiality agreements with respect thereto and take all such other reasonable actions as are necessary or advisable to permit, expedite and facilitate the disposition of such shares in the manner contemplated by the related registration statement in each case to the same extent as if all the securities then being offered were for the account of the Company and the Company will provide to any Holder, any underwriter participating in any distribution thereof pursuant to a registration statement, and any attorney, accountant or other agent retained by any Holder or underwriter, reasonable access to appropriate Company officers and employees to answer questions and to supply information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement, so long as such person shall have executed a confidentiality agreement in form reasonably satisfactory to the Company;

         (b) furnish or cause to be furnished to each Holder, addressed to such Holder, a copy of the opinion of counsel for the Company, and a copy of the "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the registration statement, delivered on the closing date to the underwriters of such shares;

         (c) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective; and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the time period required pursuant to this Agreement and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Holders shall desire to sell or otherwise dispose of the same; PROVIDED that no such registration statement will be filed by the Company until counsel for the Holders shall have had a reasonable opportunity to review the same and to exercise their rights under clause (a) above with respect thereto and no amendment to any such registration statement naming such Holders as selling shareholders shall be filed with the Commission until such Holders shall have had at least seven days to review such registration statement as originally filed and theretofore amended, to exercise their rights under clause
(a) above and to approve or disapprove any portion of such registration statement describing or referring to such Holders;

         (d) furnish to each Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents (excluding marketing and other selling related materials), as such Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Holder;

         (e) use its best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each Holder shall request, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service;

         (f) in the event of the issuance of any stop order suspending the effectiveness of any registration statement or of any order suspending or preventing the use of any prospectus or suspending the qualification of any shares for sale in any jurisdiction, use its best efforts promptly to obtain its withdrawal;

         (g) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, beginning with the first fiscal quarter beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

         (h) list such securities on any securities exchange on which any stock of the Company is then listed, if the listing of such securities is then permitted under the rules of such exchange;

PROVIDED, HOWEVER, that notwithstanding any other provision of this Agreement, the Company shall not be required to maintain the effectiveness of any registration statement for a period in excess of two years (plus any period during which the effectiveness of such registration has been suspended), except that from time to time after a transfer of shares pursuant to a registration statement the Company will file all reports required to be filed by it under the Securities Act and the Exchange Act, and will take such further action as any Holder may reasonably request, all to the extent required to enable the Holder to sell shares pursuant to Rule 144 promulgated under the Securities Act (or any successor thereto). Upon written request, the Company will promptly deliver to any Holder a written statement as to whether it has complied with such requirements at any time after it has become subject to such requirements.



         SECTION 7.  REGISTRATION EXPENSES.

         (a) All expenses incident to the Company's performance of its obligations in connection with any registration of a Holder's shares under this Agreement including, without limitation, printing expenses, fees and disbursements of counsel for the Company, fees of the National Association of Securities Dealers, Inc. in connection with its review of any offering contemplated in any registration statement and expenses of any special audits which shall be necessary to comply with governmental requirements in connection with any such registration shall be paid by the Company. In connection with each registration the Company shall pay (i) all registration and filing fees for the Holders' shares under Federal and state securities laws, (ii) expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to
SECTION 6(E) hereof, and (iii) reasonable fees and expenses of no more than one counsel for the Holders (collectively, the "REGISTRATION EXPENSES"). The underwriting discount paid to the underwriters in connection with any registration shall be paid by the Company, the Holders and any other selling securities holders pro rata based on the number of shares of Common Stock sold by the Company, the Holders and such other securities holders; PROVIDED, HOWEVER, that the Company shall have no obligation to pay any other fees to, or reimburse expenses of, the underwriters hereunder.

         (b) It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the shares which are to be registered at the request of any Holder that such Holder shall furnish to the Company such information regarding the securities held by such Holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

         (c) The Company agrees that it will not file a registration statement under the Securities Act, either for securities held by any of the Company's securityholders, other than the Holders, or for securities newly issued by the Company, until thirty (30) days after the effective date of any registration statement filed pursuant to the request of Holders made under SECTION 3 hereof.


         SECTION 8. GRANT OF REGISTRATION RIGHTS TO OTHER STOCKHOLDER. If registration rights are granted to any holder of shares of any class of capital stock of the Company, other than a Holder ("ADDITIONAL REGISTRATION RIGHTS"), then the Company shall promptly notify the Holders upon the grant of such registration rights and offer to the Holders such additional registration rights granted to such other holders so that the terms and conditions of all registration rights granted to the Holders by this Agreement and any subsequent agreement are at least as favorable as the registration rights granted to such other holders in all terms and conditions, including without limitation, the number of demand registrations, the number of piggyback registrations, the number of registrable shares reduced in any registration at the request of the underwriters, reimbursement of registration expenses, indemnities and any other term or condition of such Additional Registration Rights. Upon receipt of such notice and offer, the Holders shall have thirty (30) days to provide notice to the Company that any such Holder accepts such additional registration rights.
If any such other holder exercises any Additional Registration Rights during such thirty (30) day period, the Holders shall have the right within such thirty
(30) day period to accept the offer, and to provide notice of the Holder's intent to join in any such registration, subject to the terms and conditions of the Additional Registration Rights and this Agreement, as applicable.


         SECTION 9.  INDEMNIFICATION.

         (a) In the event of any registration of any of its securities under the Securities Act pursuant to this Agreement, to the extent permitted by law, the Company shall indemnify and hold harmless the Holders, such Holders' directors, officers, employees and agents, and each other person, if any, who controls any such Holder within the meaning of the Securities Act (a "CONTROLLING PERSON"), against any Losses, joint or several, to which such Holder or any such director or officer or Controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, or in any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Holder or such director, officer, employee, agent or Controlling Person for any legal or any other expenses reasonably incurred by such Holder or such director, officer, employee, agent or Controlling Person in connection with investigating or defending any Loss; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such Loss arises out of or is based upon any alleged untrue statement or alleged omission made in such registration statement, preliminary prospectus, prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Holder specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders or such director, officer, employee, agent or Controlling Person, and shall survive the transfer of shares by such Holder.

         (b) To the extent permitted by law, each Holder of any shares shall, by acceptance thereof, indemnify and hold harmless the Company, its directors, officers, employees and agents and each other person, if any, who controls the Company against any Losses, joint or several, to which the Company or any such director, officer, employee, agent or any such person may become subject under the Securities Act or any other statute or at common law, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or omission of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, or in any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or omission was contained in written information furnished to the Company through an instrument duly executed by such Holder specifically for use therein, and shall reimburse the Company or such director, officer, employee, agent or other person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss.

         (c) Indemnification similar to that specified in SECTIONS 9(A) AND 9(B) hereof shall be given by the Company and each Holder of shares included in a registration statement (with such modifications as shall be appropriate) to any underwriter with respect to any required registration or other qualification of such shares under any federal or state law or regulation of governmental authority. The indemnity and expense reimbursement obligations of the Company and the Holders under SECTIONS 9(A) AND 9(B) hereof shall be in addition to any liability the Company and the Holders may otherwise have.

         (d) If any action or proceeding (including any governmental investigation or inquiry) shall be brought or any claim shall be asserted against any person entitled to indemnity hereunder (an "INDEMNIFIED PARTY"), such Indemnified Party shall promptly notify the party from which such indemnity is sought (the "INDEMNIFYING PARTY") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with the defense thereof. Any such fees and expenses borne by the Indemnified Party (including any reasonable fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the Indemnified Party, as incurred, within fifteen days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder), PROVIDED, that such Indemnified Party shall first undertake to reimburse all such fees and expenses to the extent it is judicially determined that such Indemnified Party is not entitled to indemnification hereunder. Any such Indemnified Party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses or (ii) the Indemnifying Party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the Indemnifying Party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the Indemnifying Party could not faithfully represent the Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such Indemnified Party a conflict of interest may exist between such Indemnified Party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel or counsels). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, which consent shall not be unreasonably withheld.

         (e) If the indemnification provided for in this SECTION 9 is unavailable to an Indemnified Party (other than by reason of exceptions provided in those Sections) in respect of any Losses, then each applicable Indemnifying Party in lieu of indemnifying such Indemnified Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and indemnified parties in connection with the actions, statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this paragraph any legal or other fees or expenses reasonably incurred by such party in connection with any action, suit, claim, investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section, if a Holder is an Indemnifying Party it shall not be required to contribute any amount in excess of the net proceeds (after giving effect to the payment of underwriter's discounts and other fees or expenses, if any) received by the Holder in connection with such public offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


         SECTION 10. ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register shares pursuant to this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 10,000 shares (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalization), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of
SECTION 11 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire shares by gift, will or intestate succession) shall be aggregated together and with the partnership. Notwithstanding the foregoing, each of TCW and OCM may assign its rights hereunder at any time in connection with a liquidating distribution of assets to its partners. For purposes of this Agreement, any transferee or assignee of securities pursuant to this Section 10 shall be deemed to be the same category of Holder (I.E., OCM Holder, WES&S Holder or a Holder that is not an OCM Holder or a WES&S Holder, as the case may be) as the transferor or assignor of such securities.


         SECTION 11. "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that, during the period of duration specified by the Company and a managing underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; PROVIDED, HOWEVER, that:

         (a) such agreement shall be applicable only to registration statements of the Company that cover Common Stock to be sold on its behalf, or on behalf of Holders pursuant to demand registration rights hereunder, to the public in an underwritten offering; and

         (b)  such market stand-off time period shall not exceed 120 days.

         In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

         Notwithstanding the foregoing, the obligations described in this Section shall not apply to (i) transfers by OCM Holders in connection with a private placement pursuant to exemptions from the registration requirements of the Securities Act provided by Section 4(2) thereof and Regulation D thereunder,
(ii) transfers by OCM or TCW to an OCM Affiliate or a TCW Affiliate, respectively, in connection with an in-kind distribution or (iii) transfers by WES&S Holders so long as such transfer does not constitute a Sell-Down Event.

         SECTION 12.  MISCELLANEOUS.

         (a) NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

              (i)  if to the Company, at

                   330 S. Mannheim Road, Ste. 200
                   Hillside, IL 60612
                   Facsimile No.:  (708) 547-4524
                   Attention: Roger E. Payton

              with copies to:

                   Latham & Watkins
                   633 West Fifth Street
                   Suite 4000
                   Los Angeles, CA 90071-2007
                   Facsimile No.: (213) 891-6763
                   Attention: Paul D. Tosetti

                   Milbank, Tweed, Hadley & McCloy
                   601 S. Figueroa St.
                   Suite 3100
                   Los Angeles, CA 90017
                   Facsimile No.: (213) 629-5063
                   Attention: Eric H. Schunk

              (i) if to any other person who is the registered holder of any Securities to the address for the purpose of such holder as it appears in the stock ledger of the Company

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         (b) AMENDMENT. No change in or modification of this Agreement shall be valid unless the same shall be in writing and signed by the Company and the Holders.

         (c) ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Holders. This Agreement may not be assigned by the Company without the prior written consent of the Holders.

         (d) WAIVER. No failure or delay on the part of the parties or any of them in exercising any right, power or privilege hereunder, nor any course of dealing between the parties or any of them shall operate as a waiver of any such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and are not exclusive of any rights or remedies which the parties or any of them would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the other parties or any of them to take any other or further action in any circumstances without notice or demand.

         (e) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         (f) GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

         (g) FILING. A copy of this Agreement and of all amendments hereto shall be filed at the principal office of the Company.

         (h) TERMINATION. This Agreement may be terminated at any time by an instrument in writing signed by the Company and each Holder.

         (i) BENEFIT AND BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their executors, administrators, personal representatives, heirs, successors and assigns.

         (j) SEVERABILITY. In the event that any part of this Agreement shall be held to be invalid or unenforceable, the remaining parts hereof shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part hereof.

         (k) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (l) ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees (including any fees incurred in any appeal) in addition to its costs and expenses and any other available remedy.

         (m) EQUITABLE RELIEF. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce such provisions.

         IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Registration Rights Agreement as of the day and year first above written.

The Company:                 INTERNATIONAL LOGISTICS LIMITED


                             By:  /s/ ROGER E. PAYTON
                                  -----------------------------
                                  Roger E. Payton
                                  President and
                                  Chief Executive Officer

Holders:                     TCW SPECIAL CREDITS FUND V - THE
                               PRINCIPAL FUND

                             By:   TCW ASSET MANAGEMENT COMPANY,
                                    its General Partner

                             By:  /s/ STEPHAN A. KAPLAN
                                  -----------------------------
                                  Stephen A. Kaplan
                                  Authorized Signatory

                             By:  /s/ VINCENT J. CEBULA
                                  -----------------------------
                                  Vincent J. Cebula
                                  Authorized Signatory

                             OCM PRINCIPAL OPPORTUNITIES FUND, L.P.

                             By:   OAKTREE CAPITAL MANAGEMENT, LLC,
                                    its General Partner

                             By:  /s/ STEPHAN A. KAPLAN
                                  -----------------------------
                                  Stephen A. Kaplan
                                  Principal

                             By:  /s/ VINCENT J. CEBULA
                                  -----------------------------
                                  Vincent J. Cebula
                                  Senior Vice President

                             LOGISTICAL SIMON, L.L.C.

                             By:  WESINVEST, Inc.
                                    its Manager

                             By:  /s/ MICHAEL B. LENARD
                                  -----------------------------
                                  Michael B. Lenard
                                  President

                              [signature page continues]

                             INTERNATIONALE NEDERLANDEN (U.S.)
                              CAPITAL CORPORATION

                             By:  /s/
                                  -----------------------------
                                  Name:
                                  Title:

                             BANQUE PARIBAS


                             By:  /s/ STEVEN M. HEINEN
                                  -----------------------------
                                  Name:  Steven M. Heinen
                                  Title: Vice President


                             /s/ ROGER E. PAYTON
                             ----------------------------------
                             Roger E. Payton, as an individual


                             /s/ ANDREW ESTOCLET
                             ----------------------------------
                             Andrew Estoclet, as an individual


                             /s/ GARY HOLTER
                             ----------------------------------
                             Gary Holter, as an individual


                             /s/ LARRY MARZULLO
                             ----------------------------------
                             Larry Marzullo, as an individual


                             /s/ WILLIAM E. MYERS, JR.
                             ----------------------------------
                             William E. Myers, Jr., as an individual


                             /s/ KURT KAMM
                             ----------------------------------
                             Kurt Kamm, as an individual


                             /s/ WILLIAM KIDD
                             ----------------------------------
                             William Kidd, as an individual


                             /s/ DAVID W.M. HARVEY
                             ----------------------------------
                             David W.M. Harvey, as an individual


                             /s/ BRIAN E. SANDERSON
                             ----------------------------------
                             Brian E. Sanderson, as an individual


                              [signature page continues]

                             /s/ EDWARD R. MANDELL
                             ----------------------------------
                             Edward R. Mandell, as an individual


                             /s/ AUDREY M. JAKEL
                             ----------------------------------
                             Audrey M. Jakel, as an individual


                             /s/ KENNETH S. OGDEN
                             ----------------------------------
                             Kenneth S. Ogden, as an individual


                             /s/ JAMES L. MAZZUCA
                             ----------------------------------
                             James L. Mazzuca, as an individual


                             /s/ MARK LUNDGREN
                             ----------------------------------
                             Mark Lundgren, as an individual


                             /s/ CHRISTER G. CARLSSON
                             ----------------------------------
                             Christer G. Carlsson, as an individual



                             ----------------------------------
                             Susan M. Cauldwell, as an individual


                             /s/ PAUL STONE
                             ----------------------------------
                             Paul Stone, as an individual


                             /s/ CHRISTINE STONE
                             ----------------------------------
                             Christine Stone, as an individual


                             /s/ DOUGLAS CRUIKSHANK
                             ----------------------------------
                             Douglas Cruikshank, as an individual


                             /s/ RONALD S. CRUSE
                             ----------------------------------
                             Ronald S. Cruse, as an individual


                             /s/ STEVE HITCHCOCK
                             ----------------------------------
                             Steve Hitchcock, as an individual


                             /s/ PAUL D. SMITH
                             ----------------------------------
                             Paul D. Smith, as an individual

                             /s/ ABE RANISH
                             ----------------------------------
                             Abe Ranish, as an individual


                             PARIBAS NORTH AMERICA, INC.

                             By:  /s/ JOHN MARTINEZ
                                  -----------------------------
                                  Name:  John Martinez
                                  Title: Financial Controller

                                     EXHIBIT "A"

HOLDERS                           COMMON STOCK             WARRANTS

TCW SPECIAL CREDITS FUND V -
 THE PRINCIPAL FUND                      695,575                       0

OCM PRINCIPAL OPPORTUNITIES
 FUND, L.P.                         600,000                       0

LOGISTICAL SIMON, L.L.C.                 469,532                 125,000

ROGER E. PAYTON                      22,500*                175,000

ANDREW ESTOCLET                      23,060                       0

GARY HOLTER                           5,000                       0

LARRY MARZULLO                            17,500                       0

ING                                        7,500                   5,025

BANQUE PARIBAS                            17,500                   5,025

PARIBAS NORTH AMERICA, INC.          50,000                       0

WILLIAM E. MYERS, JR.                     0                  59,938**

BRIAN E. SANDERSON                        0                  14,983**

KURT KAMM                                      0                   6,516

WILLIAM KIDD                              0                   6,516

EDWARD R. MANDELL                         0                     266

DAVID W.M. HARVEY                         0                   5,620**

AUDREY M. JAKEL                       2,500                       0

KENNETH S. OGDEN                      1,000                       0

JAMES L. MAZZUCA                      2,500                       0

MARK LUNDGREN                           500                       0

PAUL STONE AND
 CHRISTINE STONE                        500                       0

CHRISTER G. CARLSSON AND
 SUSAN M. CAULDWELL                        1,500                       0

DOUGLAS CRUIKSHANK                   24,000                       0

RONALD S. CRUSE                      24,000                       0

STEVE HITCHCOCK                      24,000                       0

                            [Table continued on next page]

PAUL D. SMITH                   24,000                       0

ABE RANISH                       4,000                       0


         TOTAL               2,016,667                 403,889
                             Common Stock              Warrants

*Includes 10,000 shares issued to the Bekins Company Non-Qualified Plan dated which shares are allocated for the benefit of Roger E. Payton.

**Includes 20,354, 5,087 and 1,909 additional Warrants issued to William E. Myers, Jr., Brian E. Sanderson and David W.M. Harvey, respectively, with an initial exercise price of $30.00 per share which represents on a fully-diluted basis 2.5% of the 1,016,667 shares of Common Stock and 50,000 Warrants issued to OCM, TCW, WES&S, Banque Paribas and Roger E. Payton on 10/31/96 and 11/7/96, respectively.